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                                                                     EXHIBIT 4.4

                                    FORM OF
                          CERTIFICATE OF DETERMINATION
                                       OF
                            SERIES B PREFERRED STOCK
                                       OF
                            VINEYARD NATIONAL BANCORP
                      ------------------------------------

                         PURSUANT TO SECTION 401 OF THE
                           CALIFORNIA CORPORATION CODE

                      ------------------------------------

         Norman A. Morales and Richard S. Hagan certify that:

         1. They are the President and Secretary, respectively of Vineyard National Bancorp, a California corporation (the "Corporation").

         2. The authorized number of shares of Preferred Stock is Ten Million (10,000,000), of which 50 shares designated the Corporation's 7.0% Series A Preferred Stock have been issued and are outstanding.

         3. Pursuant to the authority given by the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

         "WHEREAS, the Articles of Incorporation of Vineyard National Bancorp (the "Corporation") authorizes a class of Preferred Stock comprising of 10,000,000 shares issuable from time to time in one or more series; and

         WHEREAS, the Board of Directors of the Corporation is authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock including but not limited to the dividend rights, dividend rates, conversion rights, voting rights, and the liquidation preferences, and the number of shares constituting any such series and the designation thereof, or any of them and it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a new class of Preferred Stock and the number of shares constituting such series; and

         NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the Articles Incorporation, a series of preferred stock, without par value, of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1. DESIGNATION AND AMOUNT. There shall be created from the 10,000,000 shares of preferred stock, without par value, of the Corporation authorized to be issued pursuant to the Articles of Incorporation, a series of preferred stock, designated as the "___% Series B Noncumulative Convertible Preferred Stock" (the "Series B Preferred Stock"), and the number

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of shares of such series shall be 1,500,000. Such number of shares may be decreased by resolution of the Board of Directors; provided, however, that no such decrease shall reduce the number of authorized shares of the Series B Preferred Stock to a number less than the number of shares of the Series B Preferred Stock then issued and outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants, if any, to purchase shares of Series B Preferred Stock, or upon the conversion of any outstanding securities issued by the Corporation that are convertible into shares of Series B Preferred Stock.

         2. DEFINITIONS. As used herein, in addition to those terms otherwise defined herein, the following terms shall have the following meanings:

                  a. "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

                  b. "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the cities of New York or Los Angeles are authorized or required by law or executive order to close.

                  c. "Common Stock" shall mean the common stock, no par value, of the Corporation, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from no par value to par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Corporation is a constituent corporation.

                  d. "Conversion Price" shall mean, initially, $______ per share of Common Stock, subject to adjustment from time to time as set forth in
Section 9.

                  e. "Conversion Ratio" shall mean the number of shares of Common Stock into which each share of the Series B Preferred Stock may be converted at any time pursuant to and in accordance with Section 7, and shall equal the Liquidation Preference divided by the Conversion Price applicable upon such conversion.

                  f. "Dividend Payment Date" shall mean the last day of March, June, September and December of each year, commencing ___________, 2003, or, if any such day is not a Business Day, the next succeeding Business Day.

                  g. "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

                  h. "Holder" shall mean a holder of record of an outstanding share or shares of the Series B Preferred Stock.

                  i. "Issue Date" shall mean the original date of issuance of shares of the Series B Preferred Stock.

                  j. "Junior Stock" shall mean the Common Stock and each other class of capital stock or series of preferred stock of the Corporation established by the Board of Directors

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after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

                  k. "Liquidation Parity Stock" shall mean Parity Stock the terms of which expressly provide that it will rank on parity with the Series B Preferred Stock as to rights upon the liquidation, winding-up or dissolution of the Corporation.

                  l. "Liquidation Preference" shall mean, with respect to each share of the Series B Preferred Stock, $25.00, subject to equitable adjustment from time to time pursuant to Section 13(c), plus an amount equal to all dividends declared and unpaid to the date of such liquidation, without interest, if any.

                  m. "Market Value" shall mean the average closing price of a share of the Common Stock for a thirty (30) consecutive Trading Day period on the Nasdaq National Market (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock).

                  n. "Officer" shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

                  o. "Officers' Certificate" shall mean a certificate signed by two duly authorized Officers.

                  p. "Opinion of Counsel" shall mean a written opinion from legal counsel acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Corporation or the Transfer Agent.

                  q. "Parity Stock" shall mean the Series A Preferred Stock as well as any class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

                  r. "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock Corporation, trust, limited liability Corporation, unincorporated organization or government or any agency or political subdivision thereof.

                  s. "Record Date" shall mean, with respect to a Dividend Payment Date, the 15th calendar day prior thereto, or such other date designated by the Board of Directors with respect to a Dividend Period.

                  t. "Senior Stock" shall mean each class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend

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rights or rights upon the liquidation, winding-up or dissolution of the
Corporation.

                  u. "Series A Preferred Stock" shall mean the 50 shares of preferred stock of the Corporation designated as the 7.0% Series A Preferred Stock, all of which have been issued as of the date of this Certificate of Determination.

                  v. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the Nasdaq National Market (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation).

                  w. "Transfer Agent" shall mean U.S. Stock Transfer Corporation, the Corporation's duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Series B Preferred Stock and transfer agent and registrar for any Common Stock issued upon conversion of the Series B Preferred Stock, or any successor duly appointed by the Corporation.

                  x. "Voting Stock" shall mean, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person. For purposes of this definition, "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

                  y. "Voting Party Stock" shall mean Parity Stock the terms of which expressly provide that it will rank on parity with the Series B Preferred Stock as to the right to vote for the election of directors in the event of non-payment of dividends.

         3. RANKING. The Series B Preferred Stock will, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, rank (a) senior to all Junior Stock, (b) on parity with all Parity Stock and (c) junior to all Senior Stock.

         4. LIQUIDATION RIGHTS.

                  a. In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall, subject to the prior rights of any holders of Senior Stock, be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders the Liquidation Preference for each outstanding share of the Series B Preferred Stock held by such Holder plus an amount per share equal to any dividends declared and unpaid from the last preceding Dividend Payment Date, without interest to the date fixed for such liquidation, dissolution or winding up, in preference to the holders of, and before any payment or distribution is made on (or any setting apart for any payment or distribution), any Junior Stock, including, without limitation, on any Common Stock. After the payment to the Holders of the Liquidation Preference for each outstanding share of the Series B Preferred Stock, the Holders shall not be entitled to convert any share of the Series B

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Preferred Stock into Common Stock and shall not be entitled to any further participation in distributions of, and shall have no right or claim to, any of the remaining assets of the Corporation in respect of the shares of the Series B Preferred Stock.

                  b. Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, other securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this
Section 4; provided, however, that if, in connection with a cash merger or other cash transaction, the cash receivable in exchange for or upon the conversion of each share of the Series B Preferred Stock would be less than the Liquidation Preference, then such cash merger or transaction shall be treated as a liquidation, winding-up or dissolution of the Corporation, with the rights as provided in Section 4(a).

                  c. In the event the assets of the Corporation legally available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 4(a), no such distribution shall be made on account of any shares of Liquidation Parity Stock upon such liquidation, winding-up or dissolution unless proportionate distributable amounts shall be paid with equal priority on account of the Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Liquidation Parity Stock are entitled upon such liquidation, winding-up or dissolution.

                  d. All distributions made with respect to the Series B Preferred Stock in connection with any liquidation, winding-up or dissolution shall be made pro rata to the Holders.

                  e. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholder's meeting called to approve such action, if applicable, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of this Series B Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action.

         5. VOTING; AMENDMENTS.

                  a. The shares of the Series B Preferred Stock shall have no voting rights except as set forth in Section 5(b) and 5(c) or as otherwise required by California law from time to time. In exercising the voting rights set forth in Section 5(b) and 5(c), each Holder shall be entitled to one vote for each share of the Series B Preferred Stock held by such Holder.

                  b. So long as any shares of the Series B Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or written consent of the Holders (voting or consenting separately as one class) of at least 66 2/3% of the outstanding shares of the Series B Preferred Stock: (i) amend, alter or

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repeal or otherwise change any provision of the Articles of Incorporation or the
Certificate of Determination authorizing and creating the Series B Preferred Stock, if the amendment, authorization or repeal would materially and adversely affect the rights, preferences, powers or privileges of the Series B Preferred Stock; (ii) create, authorize, issue or increase the authorized or issued amount of any class or series of any of the Corporation's equity securities, or any warrants, options or other rights convertible or exchangeable into any class or series of any of the Corporation's equity securities, which would constitute Parity Stock or Senior Stock; or (iii) pledge, hypothecate or otherwise encumber shares which it owns, controls or has the power to vote in a depository institution subsidiary (as such term is construed by the Federal Reserve from time to time) which constitutes a "significant subsidiary" under Regulation S-X promulgated pursuant to the Securities Act of 1933, as amended, in an amount which represents 25.00% or more of the equity in such subsidiary, unless the purpose of the pledge, hypothecation or encumbrance is for the express purpose of and the loan proceeds are used for the redemption of the Series B Preferred Stock. Notwithstanding the foregoing, except as otherwise required by law, the Corporation may, without the consent of any Holder, authorize, increase the authorized amount of, or issue shares of Parity Stock (provided that dividend rights are non-cumulative) and Junior Stock, and in taking such actions, the Corporation shall not be deemed to have materially adversely affected the existing terms of the Series B Preferred Stock. In addition, the Corporation may, subject to Section 11(c) without the consent of any Holder, enter into a Transaction, as described in Section 9(g), in which the outstanding shares of the Series B Preferred Stock become convertible into securities other than the Common Stock, cash or other property, or consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation, as described in Section 11.

                  c. So long as any shares of the Series B Preferred Stock remain outstanding:

                           (i)      If, for each of four or more consecutive
Dividend Periods or any six or more Dividend Periods, the Corporation fails to pay in cash the full amount of the stated dividend payable to the Holders with respect to such Dividend Period pursuant to Section 6(a), then the Holders, voting together with the holders of Voting Parity Stock as one class, will be entitled at the next regular or special meeting of stockholders of the Corporation to elect two additional directors of the Corporation. Effective immediately prior to the election of such additional directors, the number of directors that compose the Board of Directors shall be increased by two directors.

                           (ii)     The Holders, along with the holders of
Voting Parity Stock, may exercise the voting rights set forth in Section 5(c)(i), or to remove and replace directors that have previously been appointed, at any special meeting held for such purpose, which may be called in accordance with the Corporation's by-laws or as hereinafter provided, or at the next annual meeting of stockholders held for the purpose of electing directors, or by written consent without a meeting of the holders of record of a majority of the outstanding shares of Series B Preferred Stock and Voting Parity Stock voting separately as one class, and thereafter, at each such annual meeting until such time as the Corporation has paid or declared and set aside for payment full dividends on the Series B Preferred Stock for four consecutive Dividend Periods, or the outstanding shares of the Series B Preferred Stock have been redeemed, or the liquidation,

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winding-up or dissolution of the Corporation, whichever is earliest, at which time such voting rights and the term of any director elected pursuant to this
Section 5(c) shall automatically terminate.

                           (iii)    Unless action has been taken by written
consents, at any time when the voting rights set forth in Section 5(c)(i) shall have vested in the Holders, an Officer of the Corporation may call, and, upon written request of the holders of at least ten percent (10%) of the outstanding shares of the Series B Preferred Stock and Voting Parity Stock, voting as a class, addressed to the Secretary of the Corporation, shall call, a special meeting of stockholders. Such meeting shall be held at the earliest practicable date and, in any event, within twenty (20) days of receipt of such written request, upon the notice required by the Corporation's by-laws for the holding of meetings of stockholders at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5(c)(iii), no such special meeting shall be called during a period within the 90 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 5(c) shall be held at such annual meeting of stockholders.

                           (iv)     At any meeting held for the purpose of
electing or removing and replacing directors as provided in this Section 5(c), the presence in person or by proxy of the holders of at least one-third of the total number of outstanding shares of the Series B Preferred Stock and any Voting Parity Stock shall be required and shall be sufficient to constitute a quorum. A vote by a plurality of the outstanding shares of the Series B Preferred Stock and Voting Parity Stock shall be sufficient to elect or remove and replace directors.

                           (v)      Any director elected pursuant to the voting
rights set forth in this Section 5(c) shall hold office until the next annual meeting of stockholders (or his or her earlier death, resignation or removal), unless such term has previously automatically terminated pursuant to Section 5(c)(ii)) and any vacancy in respect of any such director shall be filled only in accordance with the procedures set forth in this Section 5(c). Any director elected pursuant to this Section 5(c) may be removed by the Holders and the holders of Voting Parity Stock without cause at any time and replaced by a director as provided in this Section 5(c). Any vacancy caused by the death or resignation of a director who shall have been elected in accordance with this subparagraph (b) may be filled by the remaining director so elected or, if not so filled, by a vote of holders of a plurality of the shares of the Series B Preferred Stock and Voting Party Stock, present and voting as a class, in person or by proxy, at a meeting called for such purpose, or by written consent without a meeting of the holders of record of a majority of the outstanding shares of Series B Preferred Stock and Voting Party Stock, voting as a class. Unless such vacancy shall have been filled by the remaining director or by written consent as aforesaid, such meeting shall be called by the Secretary of the Corporation at the earliest practicable date after such death or resignation, and in any event within twenty (20) days after receipt of a written request signed by the holders of record of at least ten percent (10%) of the outstanding shares of the Series B Preferred Stock and Voting Party Stock, voting as a class. Notwithstanding the provisions of this paragraph, no such special meeting shall be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

                           (vi)     If any meeting of the Holders and the
holders of Voting Parity Stock required by Section 5(c)(ii) to be called has not been called within twenty (20) days after

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personal service of a written request by the holders of at least ten percent
(10%) of the outstanding shares of Series B Preferred Stock and Voting Parity Stock, voting as a class, subject to any applicable notice requirements imposed by the Corporation's by-laws, the holders of record of at least ten percent (10%) of the outstanding shares of the Series B Preferred Stock and Voting Parity Stock voting as a class may designate in writing one of their number to call the special meeting at the Corporation's expense, and the special meeting may be called by such designated holder upon the notice required for annual meetings of stockholders or shorter notice, but in no event shorter than permitted by the Corporation's by-laws, as may be acceptable to the holders of a majority of the total number of shares of Series B Preferred Stock and Voting Parity Stock. The Corporation shall provide the designated holder of Series B Preferred Stock and Voting Parity Stock with access to the Series B Preferred Stock and Voting Parity Stock stock record books for the purpose of calling the special meeting.

         6. DIVIDENDS.

                  a. Subject to the rights of any holders of Senior Stock, each Holder will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Corporation legally available therefor, noncumulative dividends on each share of the Series B Preferred Stock at a rate per annum equal to ____% of the Liquidation Preference, or $____ per share annually (or $_______ per share in a full quarterly dividend period), payable quarterly in arrears on each Dividend Payment Date, to the Holders at the close of business on the Record Date immediately preceding the relevant Dividend Payment Date.

                  b. Dividends on the outstanding shares of the Series B Preferred Stock will be payable from the most recent Dividend Payment Date or, in the case of the dividend payable on _____ __, 2003, from the Issue Date (each such period, a "Dividend Period"). Dividends payable on the Series B Preferred Stock with respect to any period other than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, payment of dividends shall be made on the next succeeding Business Day.

                  c. In the event that the Board of Directors declares a dividend with respect to a Dividend Period in an amount less than the full amount payable to the Holders with respect to such Dividend Period pursuant to Sections 6(a) and 6(b) (such lesser amount, a "Partial Dividend"), such Partial Dividend shall be distributed to the Holders on a pro rata basis with respect to the outstanding shares of the Series B Preferred Stock.

                  d. The Corporation will not declare, pay or set apart any sum for the payment of any dividend or other distribution in respect of any Parity Stock or Junior Stock, unless the Board of Directors has declared, and the Corporation has not failed to pay, a dividend in the full amount payable to the Holders pursuant to Sections 6(a) and 6(b) with respect to the Dividend Period in which such payment of a dividend or other distribution in respect of any Parity Stock or Junior Stock would occur. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and any other Parity Stock, dividends upon shares of Series B Preferred Stock and dividends on such other Parity Stock payable during such calendar quarter shall be declared and set apart pro rata so that the amount of such dividends so payable per share on the Series B Preferred Stock and such other

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Parity Stock shall in all cases bear to each other the same ratio that full dividends for the then-current calendar quarter on the shares of Series B Preferred Stock (which shall include any accumulation in respect of unpaid dividends for prior Dividend Periods) and full dividends, including required or permitted accumulations, if any, on shares of such other Parity Stock, bear to each other.

                  e. If full dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment for all prior Dividend Periods and for the Dividend Payment Date falling in the then-current Dividend Period, the following restrictions shall be applicable:

                           (i)      no dividend or distribution may be declared,
set aside or paid on any Junior Stock other than in shares of Junior Stock;

                           (ii)     the Corporation may not repurchase, redeem
or otherwise acquire (including by payment to or made available for a sinking fund for the redemption of) any shares of its Junior Stock (except by conversion into or exchange for Junior Stock or by the tendering or exchange of Junior Stock in payment for the exercise of options under the Corporation's stock option plans then in effect); and

                           (iii)    except by conversion into or exchange for
Junior Stock, the Corporation may not, directly or indirectly, repurchase redeem or otherwise acquire and no monies may be paid to or made for a sinking fund for the redemption of any shares of Junior Stock or Parity Stock otherwise than pursuant to pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Series B Preferred Stock and such other Parity Stock.

                  f. If the Board of Directors declares a dividend with respect to a Dividend Period, the Holders at the close of business on the applicable Record Date will be entitled to receive the dividend payment on shares of the Series B Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion thereof subsequent to such Record Date.

         7. CONVERSION.

                  a. Each Holder shall have the right, at its option, exercisable at any time and from time to time from the Issue Date, to convert, subject to the terms and provisions of this Section 7 and Section 10, any or all of such Holder's shares of the Series B Preferred Stock into such whole number of shares of Common Stock per share of the Series B Preferred Stock as is equal to the Conversion Ratio in effect on the date of conversion, plus cash in lieu of any fractional share of Common Stock as provided in Section 8.

                  b. The conversion right of a Holder shall be exercised by the Holder by the delivery to the Corporation at any time during usual business hours at the Corporation's principal place of business or the offices of the Transfer Agent of a written notice to the Corporation in the form of Exhibit B that the Holder elects to convert the number of its shares of the Series B Preferred Stock specified in such notice. The conversion of shares of the Series B Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 12. If the shares of the Series B Preferred Stock that the Holder wishes to convert are represented by one or more physical certificates, the Holder shall be required to surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require). The shares of Common Stock and cash in lieu of any fractional share due to such Holder surrendering physical certificates shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired. Immediately prior to the close of business on the date of receipt by the Corporation or its duly appointed Transfer Agent of notice of conversion of shares of the Series B Preferred Stock, each converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder's shares of the Series B Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that, if applicable, physical certificates representing such Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights of any Holder with respect to the shares of the Series B Preferred Stock so converted, including the rights, if any, to receive distributions of the Corporation's assets (including, but not limited to, the Liquidation Preference) or notices from the Corporation, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of whole shares of Common Stock into which such shares of the Series B Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 8, and (ii) exercise the rights to which he, she or it is entitled as a holder of Common Stock into which such shares of the Series B Preferred Stock have been converted.

                  c. The Corporation shall reserve out of the authorized but unissued shares of its Common Stock, sufficient shares of such Common Stock to provide for the conversion of shares of Series B Preferred Stock from time to time as such shares of Series B Preferred Stock are presented for conversion. The Corporation shall take all action necessary so that all shares of Common Stock that may be issued upon conversion of shares of Series B Preferred Stock will upon issue be validly issued, fully paid and nonassessable, and free from all liens and charges in respect of the issuance or delivery thereof.

         8. NO FRACTIONAL SHARES UPON CONVERSION. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon any conversion of any shares of the Series B Preferred Stock. If more than one share of the Series B Preferred Stock held by the same Holder shall be subject to conversion at one time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of, all of such shares of the Series B Preferred Stock as of the conversion date. If the conversion of any share or shares of the Series B Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on such national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock at the close of business on the Trading Day next preceding the conversion date, shall be paid to such Holder in cash by the Corporation.

         9. ADJUSTMENTS TO CONVERSION PRICE. Any adjustment to the Conversion Price shall result in a change in the Conversion Ratio. The Conversion Price shall be subject to adjustment as follows:

                  a. In case the Corporation shall at any time or from time to time:

                           (i)      pay a dividend (or other distribution)
payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 9 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Corporation (other than the issuance of shares of Common Stock in connection with the conversion of the Series B Preferred Stock or as dividends in respect of the Series B Preferred Stock and other than pursuant to any dividend reinvestment plan or employee or director incentive or benefit plan or arrangement of the Corporation, including any employment, severance or consulting agreement, provided that the consideration has a Market Value that is not less than the Conversion Price);

                           (ii)     subdivide the outstanding shares of Common
Stock into a larger number of shares;

                           (iii)    combine the outstanding shares of Common
Stock into a smaller number of shares; or

                           (iv)     issue any shares of its capital stock in a
reclassification of the Common Stock;

then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the Holder of shares of the Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of the Series B Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 9(a) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                  b. In case the Corporation shall at any time or from time to time issue to all holders of its Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Conversion Price, other than
(A) issuances of such rights, options or warrants if the Holder would be entitled to receive such rights, options or warrants upon conversion at any time of shares of the Series B Preferred Stock into Common Stock and (B) issuances that are subject to certain triggering events (until such time as such triggering events occur), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the record date of such issuance by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) would purchase at the Market Value for the period ending on the date of conversion and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security); provided, however, that if the Corporation distributes rights or warrants (other than those referred to above in this Section 9(b)) pro rata to the holders of Common Stock, the Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants so long as (x) such rights or warrants have not expired or been redeemed by the Corporation, and (y) the Holder of any shares of the Series B Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such shares of the Series B Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such shares of the Series B Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants.

                  c. In case the Corporation shall at any time or from time to time:

                           (i)      makes a pro rata distribution to all holders
of shares of its Common Stock consisting exclusively of cash (excluding any cash distributed upon a merger or consolidation to which Section 9(g) below applies), that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of other consideration paid or payable in respect of any tender offer or stock repurchase by the Corporation or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment pursuant to this
Section 9 has been made, in the aggregate exceeds 10% of the Corporation's market capitalization (defined as the product of the Market Value for the period ending on the record date of such distribution times the number of shares of Common Stock outstanding on such record date) on the record date of such distribution;

                           (ii)     completes a tender or exchange offer or
stock repurchase by the Corporation or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (A) any cash and other consideration payable in a tender or exchange offer by the Corporation or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 9 has been made and (B) the aggregate amount of any such all-cash distributions referred to in Section 9(c)(i) to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 10% of the Corporation's market capitalization (as defined in Section 9(c)(i)) on the expiration of such tender offer; or

                           (iii)    makes a distribution to all holders of its
Common Stock consisting of evidences of indebtedness, shares of its capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in Sections 9(a) or 9(b) above or this Section 9(c)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer or stock repurchase, as the case may be, by a fraction (x) the numerator of which shall be the Market Value for the period ending on the record date for the determination of stockholders entitled to receive such distribution, or, if such adjustment is made upon the completion of a tender or exchange offer or stock repurchase, on the payment date for such offer, and (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer or stock repurchase, applicable to one share of Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the Holder would otherwise be entitled to receive such rights upon conversion at any time of shares of the Series B Preferred Stock into shares of Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this Section 9(c) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                  d. In the case the Corporation at any time or from time to time shall take any action affecting its Common Stock at a price per share less than the Conversion Price, other than an action described in any of Sections 9(a), 9(b), 9(c) or 9(g), then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Transfer Agent and the Holders along with the Officers' Certificate described in Section 9(f)).

                  e. Notwithstanding anything herein to the contrary, no adjustment under this Section 9 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.

                  f. Upon any increase or decrease in the Conversion Price pursuant to this Section 9, the Corporation promptly shall deliver to the Transfer Agent and each Holder an Officers' Certificate describing in reasonable detail the event requiring the increase or decrease in the Conversion Price and the method of calculation thereof and specifying the increased or decreased Conversion Price in effect following such adjustment, and attaching and certifying the resolution of the Board of Directors pursuant to Section 9(d) (if applicable).

                  g. In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value), or in the event of any consolidation or merger of the Corporation with or into another Person or any merger of another Person with or into the Corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (computed on a consolidated basis) (any of the foregoing, a "Transaction"), each share of the Series B Preferred Stock then outstanding shall, without the consent of any Holder, become convertible at any time, at the option of the Holder thereof, only into the kind and amount of securities (of the Corporation or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of the Series B Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event. The provisions of this
Section 9(g) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. Except as provided in Section 11(c), the provisions of this Section 9(g) shall be the sole right of the Holders in connection with any Transaction and such Holders shall have no separate vote thereon.

                  h. For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on Common Stock held in treasury of the Corporation.

         10. REDEMPTION.

                  a. At any time on or after _____ __, 2005 (the "Redemption Date"), the Corporation shall have the right, at its option, but subject to any applicable approvals of the Board of Governors of the Federal Reserve System, to cause all or a portion of the outstanding shares of the Series B Preferred Stock to be redeemed, subject to the legal availability of funds therefore, at a price in cash equal to the Liquidation Preference thereof plus an amount in cash equal to any dividends declared and unpaid from the last preceding Dividend Payment Date, without interest (the "Redemption Price").

                  b. Unless the Corporation defaults in the payment of the Redemption Price, the right of the Holders pursuant to Section 7 to convert shares of the Series B Preferred Stock into Common Stock shall terminate at the close of business on the Business Day preceding the Redemption Date, dividends on the Series B Preferred Stock will cease to be payable on and after the Redemption Date and all other rights of the Holders will terminate on the Redemption Date except for the right to receive the Redemption Price, without interest.

                  c. The Company will furnish written notice of the redemption by issuing a press release for publication on a newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series B Preferred Stock or the Common Stock is then listed or traded, and in any case by first class mail to each Holder not less than 30 nor more than 60 days in advance of the Redemption Date (the "Redemption Notice"). In addition to any information required by applicable law or regulation, the press release, if any, and Redemption Notice shall state, as appropriate:

                           (i)      the Redemption Date;

                           (ii)     the total number of shares of the Series B
Preferred Stock to be redeemed;

                           (iii)    that each outstanding share of the Series B
Preferred Stock will be redeemed for cash in an amount equal to the Redemption Price;

                           (iv)     that dividends on the Series B Preferred
Stock to be mandatorily redeemed will cease to be payable on the Redemption Date, unless the Corporation defaults in the payment of the Redemption Price;

                           (v)      that the right of the Holders to voluntarily
convert shares of the Series B Preferred Stock into Common Stock will terminate at the close of business on the Business Day preceding the Redemption Date, unless the Corporation defaults in the payment of the Redemption Price; and

                           (vi)     that if any shares of the Series B Preferred
Stock held by any Holder are represented by one or more physical certificates, such Holder must surrender to the Company or the Transfer Agent, in the manner and at the place or places designated, such physical certificate or certificates representing the shares of the Series B Preferred Stock to be redeemed.

                  d. The redemption of shares of the Series B Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section B. Each Holder of one or more physical certificates representing shares of the Series B Preferred Stock shall surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require and the Redemption Notice shall so state), in the manner and at the place or places designated in the Redemption Notice, and the full Redemption Price for such shares shall be payable in cash on the Redemption Date to the Holder, and each surrender physical certificate shall be canceled and retired.

                  e. Notwithstanding anything to the contrary in Section 10(a), the Corporation may redeem the Series B Preferred Stock at any time provided that the closing price of a share of the Common Stock as reported on the Nasdaq National Market (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) equals or exceeds 125% of the Conversion Price then in effect for at least 30 consecutive Trading Days ending on the fifth Trading Day prior to the Corporation's issuance of a press release, or, if no press release is issued, the mailing of the Redemption Notice announcing the redemption with the information required by Section 10(c).

         11. CONSOLIDATION, MERGER AND SALE OF ASSETS.

                  a. Subject to Section 11(c), the Corporation, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation; provided, however, that:

                           (i)      the shares of the Series B Preferred Stock
will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, that the shares of the Series B Preferred Stock had immediately prior to such transaction; and

                           (ii)     the Corporation delivers to the Transfer
Agent an Officers' Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Determination.

                  b. Upon any consolidation by the Corporation with, or merger by the Corporation into, any other person or any conveyance, transfer or lease of all or substantially all the assets of the Corporation as described in
Section 13(a), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the shares of the Series B Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the shares of the Series B Preferred Stock.

                  c. So long as any shares of the Series B Preferred Stock are outstanding, in the event of any consolidation, merger (other than a merger for the primary purpose of effecting a change in the Corporation's state of incorporation that does not result in any amendment, alteration, repeal or other material and adverse change in the rights, preferences, privileges or restrictions of the Series B Preferred Stock), sale or lease of all or substantially all of the assets of the Corporation, reclassification, reorganization (other than any reorganization in which the Corporation shall be the surviving or acquiring Corporation if the rights, preferences, privileges and restrictions granted to or imposed upon the Series B Preferred Stock remain unchanged unless any amendment is made to the Corporation's Articles of Incorporation which would otherwise require such approval), exchange or liquidation, the holders of Series B Preferred Stock, shall be entitled to vote separately as a class with all other preferred stock of the Corporation entitled to vote thereon with the shares of Series B Preferred Stock on the subject matter to be approved under this section, provided however, that no vote or approval of the Series B Preferred Stock shall be required in connection with a consolidation, merger, sale or lease of all or substantially all of the Corporation's assets or similar transaction to the extent the shares of Common Stock are by operation of law exchanged for, or changed, reclassified or converted into other stock or securities, or cash or other property, or any combination thereof having an aggregate fair market value (determined as of the date of the execution of the definitive agreement on the subject matter hereof in the sole discretion of the Board of Directors) of at least 125% of the Conversion Price. Such approval shall be deemed to have been obtained upon receiving the affirmative vote of a majority of the outstanding shares entitled to vote thereon as a class.

                  d. At any meeting of the holders of the Series B Preferred Stock, the presence in person or by proxy of the holders of one-third of the total number of shares of the Series B Preferred Stock and any Parity Stock entitled to vote thereat shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than an announcement at the meeting, until a quorum shall be present.

         12. CERTIFICATES

                  a. The Series B Preferred Stock certificate shall be substantially in the form of Exhibit A, which is hereby incorporated in, and the form and terms thereof expressly made a part of, this Certificate of Determination. The Series B Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).

                  b. The Series B Preferred Stock shall initially be issued only in the form of one or more fully registered global security certificates ("Global Security Certificates") with the global securities legend set forth in Exhibit A hereto, registered in the name of Cede & Co., the nominee of The Depository Trust Corporation, which will act as securities depositary (the "Depositary") for the Series B Preferred Stock. The Global Security Certificates will be deposited with the Depositary or its custodian. As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, the Depositary or that nominee will be considered the sole owner and holder of the Global Security Certificates and all of the shares of the Series B Preferred Stock represented by those Global Security Certificates for all purposes under the Series B Preferred Stock. Except if the Depositary has notified the Corporation that it is unwilling or unable to continue as Depositary for the Global Security Certificates, has ceased to be qualified to act or there is a continuing default by the Corporation in respect of its obligations under the Series B Preferred Stock, this Certificate of Determination or any other principal agreement or instrument executed in connection with the offering of the Series B Preferred Stock, owners of beneficial interests in Global Security Certificates will not be entitled to have the Global Security Certificates or shares of the Series B Preferred Stock represented by those certificates registered in their names, will not receive or be entitled to receive physical certificates representing shares of the Series B Preferred Stock in exchange and will not be considered to be owners or holders of the Global Security Certificates or any of the shares of the Series B Preferred Stock represented by the Global Security Certificates for any purpose under the Series B Preferred Stock. All payments on shares of the Series B Preferred Stock represented by the Global Security Certificates and all related transfers and deliveries of Common Stock will be made to the Depositary or its nominee as their holder.

                  c. Except with respect to shares of Series B Preferred Stock that may be represented by physical certificates issued by the Corporation from time to time, procedures for conversion or redemption of the shares of Series B Preferred Stock in accordance with the applicable provisions of this Certificate of Determination will be governed by arrangements among the Depositary, its participants and Persons that may hold beneficial interests through its participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time.

                  d. If the Corporation issues any physical certificate representing shares of the Series B Preferred Stock from time to time and any such Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of the Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent. The Corporation shall not be required to issue any physical certificates representing shares of the Series B Preferred Stock on or after any conversion date with respect to such shares of the Series B Preferred Stock. In place of the delivery of a replacement certificate following any such conversion date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock.

         13. OTHER PROVISIONS.

                  a. With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any redemption, conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

                  b. The shares of the Series B Preferred Stock shall be issuable, convertible and redeemable only in whole shares.

                  c. The Liquidation Preference and the annual dividend rate set forth in Section 6(a) shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving shares of the Series B Preferred Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution. Upon any such equitable adjustment, the Corporation shall promptly deliver to the Transfer Agent and each Holder an Officers' Certificate attaching and certifying the resolution of the Board of Directors, describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference or annual dividend rate, in effect following such adjustment.

                  d. Shares of the Series B Preferred Stock issued and reacquired shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of California law, have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

                  e. All issued shares of Series B Preferred Stock shall be deemed outstanding except (i) from any redemption date as set forth in the Notice of Redemption, all shares of Series B Preferred Stock that have been called for redemption on that redemption date; (ii) from the date of surrender of certificates representing shares of Series B Preferred Stock, all shares of Series B Preferred Stock voluntarily converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Series B Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

                  f. In case, at any time while any of the shares of the Series B Preferred Stock are outstanding:

                           (i)      The Corporation shall declare a dividend (or
any other distribution) on its Common Stock or any Junior Stock; or

                           (ii)     The Corporation shall authorize the issuance
to all holders of its shares of Common Stock or any Junior Stock of rights or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                           (iii)    There is any reclassification of the Common
Stock of the Corporation, any consolidation or merger to which the Corporation is a party or the sale or transfer of all or substantially all of the assets of the Corporation; or

                           (iv)     There is the voluntary or involuntary
dissolution, liquidation or winding up of the Corporation:

then the Corporation shall cause to be mailed to the transfer agent, if any, for shares of the Series B Preferred Stock and the transfer agent shall cause to be mailed to the holders of record of the outstanding shares of the Series B Preferred Stock at their respective addresses as they appear on the books of the Corporation, at least ten (10) days before the date hereinafter specified (or the earlier of the dates herein specified, in the event that more than one date is specified), a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (ii) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares for the applicable consideration, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or (iii) the date after which the Series B Preferred Stock may be converted into Common Stock at the option of the holder pursuant to Section 7(a) hereof.

                  g. The headings of the various sections and subsections of this Certificate of Determination are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Determination.

                  h. Whenever possible, each provision of this Certificate of Determination shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Determination. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Determination would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                  i. The Holders as such are not entitled to any preemptive or preferential right to purchase or subscribe to any capital stock, obligations, warrants or other securities of the Corporation.

                  j. Except as may otherwise be required by law, the shares of the Series B Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Determination or the Articles of Incorporation.

                            (Signature page follows)

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Determination are true and correct of our own knowledge.

Dated:  July __, 2003

                                            By:
                                                ________________________________
                                                Norman A. Morales, President and
                                                Chief Executive Officer

                                                ________________________________
                                                Richard S. Hagan, Secretary

                                                                       EXHIBIT A

                        FORM OF SERIES B PREFERRED STOCK

                                FACE OF SECURITY

         [Unless this certificate is presented by an authorized representative of The Depository Trust Corporation, a New York corporation ("DTC"), to the Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

Certificate Number: [ ]

Number of Shares of Series B Preferred Stock: [ ]

CUSIP No.: _______________

            ____% Series B Noncumulative Convertible Preferred Stock
                                       of
                            Vineyard National Bancorp

         Vineyard National Bancorp, a California corporation (the "Corporation"), hereby certifies that [________] (the "Holder") is the registered owner of [______] fully paid and non-assessable shares of preferred stock of the Corporation designated as the ____% Series B Noncumulative Convertible Preferred Stock, without par value, liquidation preference $25.00 per share (the "Series B Preferred Stock"). The shares of the Series B Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, designations, preferences and relative, participating, optional and other special rights of the shares of the Series B Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Determination of ____% Series B Noncumulative Convertible Preferred Stock of the Corporation dated _____ __, 2003, as the same may be amended from time to time in accordance with its terms (the "Certificate of Determination"). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Determination. The Corporation will provide a copy of the Certificate of Determination to a Holder without charge upon written request to the Corporation at its principal place of business.

         Reference is hereby made to select provisions of the Series B Preferred Stock set forth on the reverse hereof, and to the Certificate of Determination, which select provisions and the

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(1)  Subject to removal if not a global security certificate.

Certificate of Determination shall for all purposes have the same effect as if set forth in this certificate.

         Upon receipt of this certificate, the Holder is bound by the Certificate of Determination and is entitled to the benefits thereunder. Unless the Transfer Agent's valid countersignature appears hereon, the shares of the Series B Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Determination or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Corporation has executed this Series B Preferred Stock certificate as of the date set forth below.

                                  VINEYARD NATIONAL BANCORP

                                  By:
                                      __________________________________________
                                  Name: Norman A. Morales
                                  Title: President and Chief Executive Officer

                                  By:
                                      __________________________________________
                                  Name: Richard S. Hagan
                                  Title: Secretary

COUNTERSIGNED AND REGISTERED

U.S. STOCK TRANSFER CORPORATION, as Transfer Agent,

By: _________________________
    Authorized Signatory

Dated: ___________________

                               REVERSE OF SECURITY

         Dividends on each share of Series B Preferred Stock shall be payable when, as and if declared by the Board of Directors of the Corporation from funds legally available therefor at a rate per annum set forth in the face hereof or as provided in the Certificate of Determination. Dividends may be paid only in cash.

         The shares of the Series B Preferred Stock shall be redeemable as provided in the Certificate of Determination. The shares of the Series B Preferred Stock shall be convertible into the Corporation's Common Stock in the manner and according to the terms set forth in the Certificate of Determination.

         The Corporation shall furnish to any holder upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional and other special rights of each class of the Corporation's stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be directed to Shareholder Relations, Vineyard National Bancorp, 9590 Foothill Boulevard, Rancho Cucamonga, California 91730, e-mail: shareholderinfo@vineyardbank.com.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series B Preferred Stock evidenced hereby to:

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(Insert assignee's social security or tax identification number)

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(Insert address and zip code of assignee)

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and irrevocably appoints:

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agent to transfer the shares of Series B Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date: ________________________

Signature: _____________________
(Sign exactly as your name appears on the other side of this Series B Preferred Stock certificate)

Signature Guarantee:(2) ______________________

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(2)  Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                              NOTICE OF CONVERSION

              (To be executed by the registered holder in order to
                 convert shares of the Series B Preferred Stock)

         The undersigned hereby irrevocably elects to convert (the "Conversion") [_____] shares of ____% Series B Noncumulative Convertible Preferred Stock (the "Series B Preferred Stock"), into shares of common stock, no par value per share ("Common Stock"), of Vineyard National Bancorp (the "Corporation") according to the conditions of the Certificate of Determination establishing the terms of the Series B Preferred Stock (the "Certificate of Determination "), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith payment of all applicable taxes or evidence that such taxes have been paid. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each stock certificate representing shares of the Series B Preferred Stock to be converted is attached hereto (or evidence of loss, theft or destruction thereof).(3)

Date of Conversion: ____________________________________________________________

Number of shares of Series B Preferred Stock to be Converted: _______________

Number of shares of Common Stock to be Issued: ______________________________

Signature: __________________________________________________________________

Name: __________________________________________________________________________

Address:(4) _________________________________________________________________

Fax No.: _______________________________________________________________________

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(3)  The Corporation is not required to issue shares of Common Stock until the original certificates representing the shares of the Series B Preferred Stock (or evidence of loss, theft or destruction thereof and indemnity reasonably satisfactory to the Corporation and the Transfer Agent) to be converted are received by the Corporation or the Transfer Agent. The Corporation shall issue and deliver shares of Common Stock by hand or by delivery to an overnight courier not later than three business days following receipt of the original stock certificates representing the shares of the Series B Preferred Stock to be converted.

(4) Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

                                      B-1